Exhibit 99.1
Ixia Announces Record Revenue of $70.9 Million for Third Quarter of 2010
Significant Sequential Increase in Operating Income and Earnings
CALABASAS, Calif., October 21, 2010 — Ixia (Nasdaq:XXIA) today reported its financial results for the third quarter ended September 30, 2010.
Total revenue for the 2010 third quarter was a record $70.9 million, an increase of 53 percent over the $46.4 million reported for the 2009 third quarter and an increase of 7 percent over the $66.1 million reported in the immediately preceding quarter. Revenue for the 2010 third quarter includes approximately $21.8 million attributable to sales of our IxN2X and IxCatapult products following the acquisition of Agilent Technologies’ N2X Data Network Testing Product Line in October 2009 and the acquisition of Catapult Communications in June 2009. Revenue for the 2009 third quarter included approximately $7.5 million attributable to sales of our IxCatapult products.
On a GAAP basis, the company recorded net income for the 2010 third quarter of $4.9 million, or $0.07 per diluted share, compared with a net loss of $6.2 million, or $0.10 per share, for the 2009 third quarter.
Non-GAAP net income for the 2010 third quarter was $9.8 million, or $0.14 per diluted share, compared with non-GAAP net income of $1.5 million, or $0.02 per diluted share, reported in the third quarter of the prior year.
“Continued momentum across our key product lines and increased demand in Europe and Asia resulted in our third sequential quarter of record revenue,” commented Atul Bhatnagar, Ixia’s president and chief executive officer. “Our strong revenue performance coupled with continued execution of our strategy and strong operating expense discipline resulted in solid bottom-line results, including significant increases in both our operating income and earnings per share.
“Building on our award winning suite of Ethernet products,” continued Mr. Bhatnagar, “last week we announced our new XcellonTM family of 10 Gigabit products that utilizes next-generation testing architecture and for the first time ever breaks the terabit traffic generation barrier. Xcellon is designed to fully support data center convergence and cloud-computing paradigms that are changing the dynamics of business computing. It leverages cutting-edge multi-core processors, hardware encryption coprocessors, and high test port density to generate realistic media-rich application traffic on the extreme scale required for next-generation networks.”
In the 2010 third quarter, cash, cash equivalents and investments in the aggregate increased by nearly $18 million over the 2010 second quarter to $121 million due in part to the $14.5 million of net cash provided by operating activities. As of September 30, 2010, the company had no debt.
Ixia’s non-GAAP 2010 third quarter results exclude $3.0 million related to stock-based compensation expenses, $0.3 million for acquisition-related and restructuring costs, $3.5 million for the amortization of acquired intangible assets and a net tax benefit of $2.0 million related to (i) the items above and (ii) changes in the valuation allowance related to the company’s deferred tax assets. Ixia’s non-GAAP 2009 third quarter results exclude charges of $1.6 million related to stock-based compensation, $880,000 for acquisition-related costs, $3.8 million for the amortization of acquired intangible assets, $2.5 million related to restructuring expenses, $1.0 million for certain inventory write-downs and $1.4 million related to the impairment of certain investments, and a net tax benefit of $3.4 million related to these items.
Ixia will host a conference call today, at 5:00 p.m., Eastern Time, for analysts and investors to discuss its 2010 third quarter results and its business outlook for the 2010 fourth quarter. Open to the public, investors may access the call by dialing (678) 825-8347. A live webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for 90 days.
Non-GAAP Information
To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP operating income, non-GAAP interest and other income, net, non-GAAP income tax expense, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as proceeds from legal settlement, stock-based compensation expenses, acquisition and other related costs, the amortization of acquisition-related intangible assets, restructuring expenses, certain inventory adjustments, the impairment charges related to certain investments, and the related income tax effects of these items, as well as the income tax impacts of valuation allowances recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and that are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding these items, as well as the related income tax effects, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in this press release.
About Ixia
Ixia is a leading provider of converged IP performance test systems and service verification platforms for wireless and wired infrastructures and services. Ixia’s test systems are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments and enterprises to validate the performance and reliability of complex networks, devices and applications. Ixia’s multiplay test systems address the growing need to test voice, video and data services and network capability under real-world conditions.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com. Ixia, the Ixia four-petal logo and Xcellon are registered trademarks or trademarks of Ixia.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, cost savings, growth and profitability and future business and market share. In some cases, such forward looking statements can be identified by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. These risks, uncertainties and other factors may cause our future results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements and include, among other things: the current global economy, our success with the integration of our 2009 acquisitions of Catapult and Agilent Technologies’ N2X Data Network Testing Product Line, competition, our ability to successfully defend any claims from taxing authorities in the various countries where we conduct business, consistency of orders from significant customers, our success in developing and producing new products, market acceptance of our products and our ability to realize all of the expected benefits of our restructuring plan. The factors that may cause future results to differ materially from our current expectations also include, without limitation, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2009, and in our other filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside of our control and are difficult for us to forecast or mitigate. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Financial Contact:
The Blueshirt Group
Investor Relations
Chris Danne or Maria Riley 415-217-7722
or
Tom Miller, Chief Financial Officer
Dir: 818-444-2325
tmiller@ixiacom.com

IXIA
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$42,691	$15,061
Short-term investments in marketable securities	40,379	10,337
Accounts receivable, net	65,843	55,765
Inventories	23,659	14,541
Prepaid expenses and other current assets	9,232	9,727

Total current assets	181,804	105,431

Investments in marketable securities	37,493	53,582
Property and equipment, net	22,372	18,693
Intangible assets, net	56,481	69,132
Goodwill	60,121	60,121
Other assets	2,232	2,129

Total assets	$360,503	$309,088

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$11,776	$6,136
Accrued expenses	31,221	21,253
Deferred revenues	34,488	29,842
Income taxes payable	1,090	1,263

Total current liabilities	78,575	58,494

Deferred revenues	7,206	7,309
Other liabilities	6,654	6,620

Total liabilities	92,435	72,423

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at September 30, 2010 and December 31, 2009; 66,061 and 63,062 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	103,940	87,283
Additional paid-in capital	127,634	118,754
Retained earnings	34,361	28,979
Accumulated other comprehensive income	2,133	1,649

Total shareholders’ equity	268,068	236,665

Total liabilities and shareholders’ equity	$360,503	$309,088

IXIA
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenues:
Products	$58,540	$37,076	$164,134	$97,598
Services	12,350	9,298	34,901	24,305

Total revenues	70,890	46,374	199,035	121,903

Costs and operating expenses:(1)
Cost of revenues — products	14,231	10,461	39,449	25,971
Cost of revenues — services	1,535	823	4,561	2,567
Research and development	17,802	13,692	54,323	37,001
Sales and marketing	19,665	15,233	57,986	42,990
General and administrative	8,443	7,359	25,667	20,097
Amortization of intangible assets(2)	3,532	3,774	13,676	6,485
Acquisition and other related	312	880	2,991	3,402
Restructuring	30	2,527	3,587	3,538

Total costs and operating expenses	65,550	54,749	202,240	142,051

Income (loss) from operations	5,340	(8,375)	(3,205)	(20,148)
Interest and other income, net(2)	578	343	9,674	1,572
Other-than-temporary impairment on investments	—	(1,356)	—	(2,761)

Income (loss) before income taxes	5,918	(9,388)	6,469	(21,337)
Income tax expense (benefit)	1,044	(3,165)	1,087	(8,469)

Net income (loss)	$4,874	$(6,223)	$5,382	$(12,868)

Earnings (loss) per share:
Basic	$0.07	$(0.10)	$0.08	$(0.21)
Diluted	$0.07	$(0.10)	$0.08	$(0.21)

Weighted average number of common and common equivalent shares outstanding:
Basic	65,513	62,551	64,388	62,649
Diluted	68,018	62,551	66,341	62,649

(1) Stock-based compensation included in:
Cost of revenues — products	$115	$76	$371	$339
Cost of revenues — services	44	29	140	129
Research and development	1,191	596	3,748	3,259
Sales and marketing	772	271	2,503	2,332
General and administrative	916	626	2,468	1,986

(2)	The three months ended September 30, 2010 included out-of-period adjustments attributable to the three months ended June 30, 2010, which decreased non-cash amortization of intangible assets by $333,000 and increased interest and other income, net by $267,000.

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended September 30,
	2010		2009
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues — GAAP	$15,766	22.2%	$11,284	24.3%
Inventory write-down and adjustments(a)	—	—%	(1,012)	-2.2%
Stock-based compensation(b)	(159)	-0.2%	(105)	-0.2%

Total cost of revenues — Non-GAAP	$15,607	22.0%	$10,167	21.9%

Operating expenses — GAAP	$49,784	70.2%	$43,465	93.7%
Amortization of intangible assets(c)	(3,532)	-5.0%	(3,774)	-8.1%
Acquisition and other related(d)	(312)	-0.4%	(880)	-1.9%
Restructuring(e)	(30)	-0.0%	(2,527)	-5.4%
Stock-based compensation(b)	(2,879)	-4.1%	(1,493)	-3.3%

Operating expenses — Non-GAAP	$43,031	60.7%	$34,791	75.0%

Income (loss) from operations — GAAP	$5,340	7.5%	$(8,375)	-18.1%
Effect of reconciling items(f)	6,912	9.8%	9,791	21.2%

Income from operations — Non-GAAP	$12,252	17.3%	$1,416	3.1%

Other-than-temporary impairment on investments — GAAP	$—	—%	$(1,356)	-2.9%
Effect of reconciling items(g)	—	—%	1,356	2.9%

Other-than-temporary impairment on investments — Non-GAAP	$—	—%	$—	—%

Income tax expense (benefit) — GAAP	$1,044	1.5%	$(3,165)	-6.8%
Effect of reconciling items(h)	1,998	2.8%	3,379	7.3%

Income tax expense — Non-GAAP	$3,042	4.3%	$214	0.5%

Net income (loss) — GAAP	$4,874	6.9%	$(6,223)	-13.4%
Effect of reconciling items(i)	4,914	6.9%	7,768	16.7%

Net income — Non-GAAP	$9,788	13.8%	$1,545	3.3%

Basic earnings (loss) per share — GAAP	$0.07		$(0.10)
Effect of reconciling items(j)	0.07		0.12

Diluted earnings per share — Non-GAAP	$0.14		$0.02

(a)	This reconciling item represents the write-down for certain inventory items. While we may have additional inventory adjustments in the future, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these adjustments, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(b)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product Line and certain rights associated with the Chariot® product line from NetIQ Corporation. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(d)	This reconciling item represents costs associated with our acquisitions of Catapult Communications Corporation in June 2009 and Agilent Technologies’ N2X Data Network Testing Product Line in October 2009. Acquisition and other related costs consist primarily of transaction and integration related costs such as professional fees for legal, accounting and tax services, integration related consulting fees, certain employee, facility and infrastructure transition costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(e)	This reconciling item represents costs primarily associated with our restructuring plans. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e).

(g)	This reconciling item represents an other-than-temporary impairment on our investment in auction rate securities. As this other-than-temporary impairment represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding this other-than-temporary impairment, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(h)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (g) as well as changes in the valuation allowance relating to the Company’s deferred tax assets.

(i)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (g), net of tax.

(j)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (g), net of tax, on a diluted per share basis.

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Nine months ended September 30,
	2010		2009
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues — GAAP	$44,010	22.1%	$28,538	23.4%
Inventory write down(a)	—	—%	(1,785)	-1.5%
Stock-based compensation(b)	(511)	-0.2%	(468)	-0.3%

Total cost of revenues — Non-GAAP	$43,499	21.9%	$26,285	21.6%

Operating expenses — GAAP	$158,230	79.5%	$113,513	93.1%
Amortization of intangible assets(c)	(13,676)	-6.9%	(6,485)	-5.3%
Acquisition and other related(d)	(2,991)	-1.5%	(3,402)	-2.8%
Restructuring(e)	(3,587)	-1.8%	(3,538)	-2.9%
Stock-based compensation(b)	(8,719)	-4.4%	(7,577)	-6.2%

Operating expenses — Non-GAAP	$129,257	64.9%	$92,511	75.9%

Loss from operations — GAAP	$(3,205)	-1.6%	$(20,148)	-16.5%
Effect of reconciling items(f)	29,484	14.8%	23,255	19.0%

Income from operations — Non-GAAP	$26,279	13.2%	$3,107	2.5%

Interest and other income, net — GAAP	$9,674	4.9%	$1,572	1.3%
Settlement proceeds(g)	(8,925)	-4.5%	—	—%

Interest and other income, net — Non-GAAP	$749	0.4%	$1,572	1.3%

Other-than-temporary impairment on investments — GAAP	$—	—%	$(2,761)	-2.3%
Effect of reconciling items(h)	—	—%	2,761	2.3%

Other-than-temporary impairment on investments — Non-GAAP	$—	—%	$—	—%

Income tax expense (benefit) — GAAP	$1,087	0.5%	$(8,469)	-6.9%
Effect of reconciling items(i)	6,016	3.1%	9,211	7.5%

Income tax expense — Non-GAAP	$7,103	3.6%	$742	0.6%

Net income (loss)— GAAP	$5,382	2.7%	$(12,868)	-10.6%
Effect of reconciling items(j)	14,543	7.3%	16,805	13.8%

Net income — Non-GAAP	$19,925	10.0%	$3,937	3.2%

Diluted earnings (loss) per share — GAAP	$0.08		$(0.21)
Effect of reconciling items(k)	0.22		0.27

Diluted earnings per share — Non-GAAP	$0.30		$0.06

(a)	This reconciling item represents the write-down for certain inventory items. While we may have additional inventory write-downs in the future, management excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding this inventory write-down, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(b)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product Line and certain rights associated with the Chariot ® product line from NetIQ Corporation. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(d)	This reconciling item represents costs associated with our acquisitions of Catapult Communications Corporation in June 2009 and Agilent Technologies’ N2X Data Network Testing Product Line in October 2009. Acquisition and other related costs consist primarily of transaction and integration related costs such as success-based banking fees, professional fees for legal, accounting and tax services, integration related consulting fees, certain employee, facility and infrastructure transition costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(e)	This reconciling item represents costs primarily associated with our restructuring plans. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e).

(g)	This reconciling item represents settlement proceeds during the first quarter of 2010 relating to claims asserted by us against our former investment manager for damages and losses relating to our investments in auction rate securities with an aggregate par value of $19.0 million. As the settlement proceeds are not directly attributable to the underlying performance of our business operations, we believe that by excluding these settlement proceeds, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(h)	This reconciling item represents an other-than-temporary impairment on our investment in auction rate securities. As this other-than-temporary impairment represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding this other-than-temporary impairment, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(i)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (g) and (h) as well as changes in the valuation allowance relating to the Company’s deferred tax assets.

(j)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (g) and (h), net of tax.

(k)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (g) and (h), net of tax, on a diluted per share basis.